                                   EXHIBIT 12


             MSX INTERNATIONAL, INC. AND CONSOLIDATED SUBSIDIARIES

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                             (dollars in thousands)





                                                                     PREDECESSOR                                 FISCAL
                                              --------------------------------------------------------            YEAR
                                                               YEAR ENDED DECEMBER 31                            ENDED
                                              --------------------------------------------------------         DECEMBER 28,
                                                  1993           1994           1995           1996              1997
                                              -----------    ------------   -----------     ----------        -------------
Earnings before income taxes and
   fixed charges:
     Income from continuing operations
       before income taxes                    $     6,997    $      8,540   $    10,240     $    6,620        $     (2,748)

     Add interest on indebtedness, net                308             920         1,470          1,310              12,400
     Add amortization of debt expense                   -               -             -              -                   -
     Add estimated interest factor
       for  rentals                                 2,054           1,800         2,733          1,800               5,867
                                              -----------    ------------   -----------     ----------        ------------

Earnings before income taxes and
   fixed charges                              $     9,359    $     11,260   $    14,443     $    9,730        $     15,519
                                              ===========    ============   ===========     ==========        ============


Fixed charges:
     Interest on indebtedness                 $       308    $        920   $     1,470     $    1,310        $     12,400
     Amortization  of debt expense                      -               -             -              -                   -
     Estimated interest factor for rentals          2,054           1,800         2,733          1,800               5,867
                                              -----------    ------------   -----------     ----------        ------------

                                              $     2,362    $      2,720   $     4,203     $    3,110        $     18,267
                                              ===========    ============   ===========     ==========        ============

Ratio of earnings to fixed charges                    4.0             4.1           3.4            3.1                 (a)


                                                 FISCAL
                                               NINE MONTHS
                                                  ENDED
                                               SEPTEMBER 28,
                                                  1998
                                              --------------
Earnings before income taxes and
   fixed charges:
     Income from continuing operations
       before income taxes                    $     3,249

     Add interest on indebtedness, net             12,666
     Add amortization of debt expense                 310
     Add estimated interest factor
       for  rentals                                 4,528
                                              --------------
Earnings before income taxes and
   fixed charges                              $    20,753
                                              --------------


Fixed charges:
     Interest on indebtedness                 $    12,666
     Amortization  of debt expense                    310
     Estimated interest factor for rentals          4,528
                                              --------------
                                              $    17,504
                                              --------------
Ratio of earnings to fixed charges                    1.2




(a) Earnings were insufficient to cover fixed charges by $2.7 million for the fiscal year ended December 28, 1997